As filed with the Securities and Exchange Commission on August 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-1860817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1915 Rexford Road

Charlotte, North Carolina 28211

(704) 366-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen D. Laxton

Chief Financial Officer, Treasurer and Executive Vice President

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

(704) 366-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Ryan Hart, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Nucor Corporation

Debt Securities

Common Stock

Preferred Stock

We may use this prospectus to offer and sell from time to time, together or separately, debt securities, common stock and preferred stock. The debt securities and the preferred stock may be convertible into or exchangeable for common stock or preferred stock or other of our securities. Our common stock is listed and traded on the New York Stock Exchange under the symbol “NUE.”

We may offer and sell these securities to or through one or more underwriters or dealers, through one or more agents, directly to purchasers, or through a combination of these methods, on a delayed or continuous basis. This prospectus provides you with a general description of the securities we may offer and sell. The specific terms of any securities to be offered will be provided in a supplement to this prospectus and, if applicable, a free writing prospectus. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or any related free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or the free writing prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus, before making a decision to invest in our securities.

Our principal executive offices are located at 1915 Rexford Road, Charlotte, North Carolina 28211, and our telephone number at that location is (704) 366-7000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an “automatic shelf” registration process. Under this process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offering.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus and, if applicable, a free writing prospectus that will contain specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or any related free writing prospectus, on the other hand, you should rely on the information in the prospectus supplement or the free writing prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part provides additional information about us and the securities. In particular, the contracts, agreements or other documents that are filed as exhibits to the registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to such documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, is available on our website or the SEC’s website, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the cover page of the specific document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Except as otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Nucor,” the “Company,” “we,” “us,” “our” and similar terms refer to Nucor Corporation and its subsidiaries on a consolidated basis.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K (together with any material changes or additions thereto contained in subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K) and in our other filings with the SEC that are incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to present or historical facts are forward-looking statements. Statements containing words such as “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect our best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in or incorporated by reference into this prospectus. Factors that might cause our actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (i) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (ii) U.S. and foreign trade policies affecting steel imports or exports; (iii) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (iv) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (v) critical equipment failures and business interruptions; (vi) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (vii) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (viii) uncertainties and volatility surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (ix) fluctuations in currency conversion rates; (x) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (xi) the cyclical nature of the steel industry; (xii) capital investments and their impact on our performance; (xiii) our safety performance; (xiv) our ability to integrate businesses we acquire; and (xv) the impact of the COVID-19 pandemic, any variants of the virus and any other similar pandemic or public health situation. Additional information regarding the risks and uncertainties which may affect our business operations and financial performance can be found in our filings with the SEC and under the heading “Risk Factors” in this prospectus.

The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this prospectus or other specified date and speak only as of such date. Except as may be required by applicable law, we expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise.

You should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

Nucor and its affiliates manufacture steel and steel products. The Company also produces direct reduced iron (“DRI”) for use in its steel mills. Through The David J. Joseph Company and its affiliates, the Company also processes ferrous and nonferrous metals and brokers ferrous and nonferrous metals, pig iron, hot briquetted iron and DRI. Most of the Company’s operating facilities and customers are located in North America. The Company’s operations include international trading and sales companies that buy and sell steel and steel products manufactured by the Company and others. The Company is North America’s largest recycler, using scrap steel as the primary raw material in producing steel and steel products.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, advances for or investments in our subsidiaries, acquisitions, redemption and repayment of outstanding indebtedness, and purchases of our common stock.

We may temporarily invest any net proceeds prior to their use for the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, short-term investment grade securities, bank certificates of deposit or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the net proceeds with banks.

DESCRIPTION OF OUR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

We will issue debt securities under an indenture, dated as of August 19, 2014, between Nucor and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee. We refer to this indenture, as amended and supplemented from time to time, as the “Indenture.” Previously, we entered into an indenture, dated as of January 12, 1999, with The Bank of New York Mellon, as amended and supplemented (the “1999 Indenture”).

The following description summarizes some of the provisions of the Indenture. However, we have not described every aspect of the debt securities. In the summary below, we have included references for section numbers of the Indenture so that you can easily locate the applicable provisions. You should refer to the Indenture for a complete description of its provisions, because the Indenture, and not this description, will define your rights as a holder of the debt securities. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any applicable prospectus supplement, we are incorporating by reference those sections or defined terms into this prospectus or the applicable prospectus supplement.

We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the Indenture and any supplements thereto.

In the following description, all references to “Nucor,” the “Company,” “we,” “us” and “our” refer only to Nucor Corporation and not to any of its subsidiaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture and provides that we may issue debt securities from time to time in one or more series. (Section 2.01). In addition, neither the Indenture nor the debt securities issued pursuant to the Indenture will limit or otherwise restrict the amount of senior indebtedness that we or our subsidiaries may incur.

As of July 1, 2023, we had outstanding approximately:

•	$500,000,000 of 3.950% Notes due 2025;

•	$500,000,000 of 2.000% Notes due 2025;

•	$500,000,000 of 4.300% Notes due 2027;

•	$500,000,000 of 3.950% Notes due 2028;

•	$500,000,000 of 2.700% Notes due 2030;

•	$550,000,000 of 3.125% Notes due 2032;

•	$543,331,000 of 6.400% Notes due 2037;

•	$338,133,000 of 5.200% Notes due 2043;

•	$329,219,000 of 4.400% Notes due 2048;

•	$550,000,000 of 3.850% Notes due 2052; and

•	$439,312,000 of 2.979% Notes due 2055.

The debt securities issued pursuant to the Indenture will be our senior unsecured obligations and will rank pari passu with all of our other existing and future senior unsecured indebtedness, including the notes outstanding under the Indenture and the 1999 Indenture. The debt securities will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. This means that holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on the assets and earnings of such subsidiaries. In other words, if we should default on our debt, we will not make payments on the debt securities until we have fully paid off our secured indebtedness and any indebtedness and other liabilities of our subsidiaries.

The particular terms of each series of debt securities offered pursuant to this prospectus and the applicable prospectus supplement, as well as any modifications or additions to the general terms of the Indenture applicable to such series of debt securities, will be described in the applicable prospectus supplement.

This description will contain all or some of the following, as applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount and denominations;

•	the maturity or maturities;

•	the offering price and the amount we will receive from the sale of the debt securities;

•	the interest rate or rates, or their method of calculation, for the debt securities, which rate or rates may vary from time to time;

•	the date or dates on which principal of, and premium, if any, on, the debt securities is payable;

•	the date or dates from which interest on the debt securities will accrue and the record date or dates for payments of interest or the methods by which any such dates will be determined;

•	the place or places where principal of, and premium, if any, and interest, if any, on, the debt securities is payable;

•	the terms of any sinking fund and analogous provisions with respect to the debt securities;

•

the respective redemption and repayment rights, if any, of Nucor and of the holders of the debt securities and the related redemption and repayment prices and any limitations on the redemption or repayment rights;

•

the conversion price and other terms of any debt securities that a holder may convert into or exchange for our other securities before our redemption, repayment or repurchase of those convertible debt securities;

•	any addition to or change in the covenants or events of default relating to any of the debt securities;

•

any trustee or fiscal or authenticating or payment agent, issuing and paying agent, calculation agent, transfer agent or registrar or any other person or entity to act in connection with the debt securities for or on behalf of the holders thereof or the Company or an affiliate;

•

whether the debt securities are to be issuable initially in temporary global form and whether any such debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange the interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

•	the listing of the debt securities on any securities exchange or inclusion in any other market or quotation or trading system; and

•	any other specific terms, conditions and provisions of the debt securities. (Section 2.02).

Unless the applicable prospectus supplement provides differently, the trustee will register the transfer of any debt securities at its offices. (Section 2.05).

Unless the applicable prospectus supplement provides differently, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. (Section 2.03). There will be no service charge for any exchange or registration or transfer of the debt securities, although we may require that purchasers of the debt securities pay any tax or other governmental charge that may be imposed in connection therewith. (Section 2.05).

We may issue debt securities as original issue discount securities, to be sold at a substantial discount below their principal amount. The applicable prospectus supplement will describe any special federal income tax and other considerations applicable to these securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any of the outstanding debt securities, we may consolidate with or merge into any other corporation, or convey or transfer our properties and assets substantially as an entirety to any person, as long as:

•	the successor is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia;

•	the successor corporation assumes our obligations on the debt securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•	other conditions described in the Indenture are met. (Section 12.01).

Accordingly, the holders of debt securities may not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default

The following are “events of default” with respect to debt securities of any series, unless it is either inapplicable to a particular series or is specifically deleted or modified in any supplemental indenture or other document under which such series is issued:

•

default in the payment of any interest installment with respect to any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of ten (10) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

default in the payment of the principal of, or premium, if any, on, any of the debt securities of that series, as and when the same shall become due and payable, either at maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of ten (10) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the debt securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of ten (10) days after receipt by us of written notice of the default from any holder of debt securities or the trustee;

•

failure by us to observe or perform any other covenant or agreement in respect of any of the debt securities of that series, or in the Indenture with respect to that series, for a period of ninety (90) days after the trustee gives us written notice of the default, or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series give us and the trustee written notice of the default; and

•	certain events of bankruptcy, insolvency and reorganization as more fully described in the Indenture. (Section 7.01).

The applicable prospectus supplement will describe any additional events of default that may be added to the Indenture for a particular series of debt securities. (Section 7.01). No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The Indenture provides that the trustee will, within ninety (90) days after the occurrence of a default with respect to the debt securities of any series, mail to the holders of those debt securities notice of all uncured defaults known to it; provided, that except in the case of default in payment of the principal of, or premium, if any, or interest, if any, on, any of the debt securities of that series, the trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the holders of the debt securities of that series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would be, an event of default with respect to the debt securities of such series. (Section 7.08).

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the debt securities of that series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, may declare the principal amount (or, the portion of the principal amount as may be specified in the terms of the series) of all of the debt securities of that series to be due and payable immediately. (Section 7.01). Prior to any declaration accelerating the maturity of any series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default under the Indenture with respect to the debt securities of that series and its consequences except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, any debt securities of that series or (ii) in respect of a covenant or provision under the Indenture applicable to that series that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. (Section 7.07). At any time after making a declaration of acceleration with respect to debt securities of any series, but before obtaining or entering of a judgment or decree for the payment of money, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may, in some circumstances, rescind and annul the acceleration. (Section 7.01).

The Indenture provides that, except for the duty of the trustee in the case of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders, unless the holders have offered to the trustee reasonable security or indemnity. (Sections 8.01 and 8.02).

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the debt securities of that series, except for cases in which the trustee being advised by counsel in writing determines that the action or proceeding may not lawfully be taken or would be in conflict with the terms of the Indenture or if the determination is made that the action or proceeding would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of that series not joining in the direction. (Section 7.07). Otherwise, a holder of debt securities of a series may not pursue any remedy with respect to the Indenture or any debt securities of that series unless:

•	such holder of debt securities of that series gives us and the trustee written notice of a continuing default;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding make a written request to the trustee, with a copy to us, to pursue the remedy;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding offer the trustee reasonable security or indemnity satisfactory to the trustee against any costs, expenses and liabilities incurred in connection therewith;

•	the trustee does not institute any action, suit or proceeding within sixty (60) days after receipt of the notice, request and offer of indemnity; and

•

during such sixty (60)-day period, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding do not give the trustee a direction that is inconsistent with such written request.

However, these limitations do not apply to the right of any holder of any debt securities to receive payment of the principal of, and premium, if any, and interest, if any, on, the debt securities of a series or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt securities, which right shall not be impaired or affected without the consent of the holder. (Section 7.04).

We are required to furnish annually to the trustee a statement as to our performance and observance of and compliance with the terms, provisions, covenants and conditions of the Indenture and as to any default in our performance, observance or compliance. (Section 5.06).

Global Securities

We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the series. We will register the global securities in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged, in whole or in part, for debt securities in definitive certificated form, the depositary or its nominee may not transfer the global certificate except as a whole to each other, another nominee or their successors and except as described in the applicable prospectus supplement. (Section 2.11).

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities that a global security will represent.

Modification of the Indenture

The Indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	adding further events of default or other covenants, restrictions or conditions for the benefit of the holders of all or any series of debt securities;

•	establishing the form or terms of any series of debt securities; or

•

clarifying or curing ambiguities or inconsistencies in the Indenture or making other provisions in regard to matters or questions arising under the Indenture or any supplemental indenture or debt securities of a series, which will not adversely affect the interests of the holders of any affected series of debt securities in any material respect. (Section 11.01).

We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series to be affected, may execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or debt securities of a series or of modifying in any manner the rights of the holders of the debt securities of that series to be affected, except that no such supplemental indenture may, without the consent of the holders of all debt securities of that series then outstanding:

•

change the fixed maturity (which term for these purposes does not include payments due pursuant to any sinking, purchase or analogous fund) of any debt securities, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption on or after the redemption date, without the consent of the holder of each debt security so affected); or

•	reduce the percentage of debt securities of a series required to approve any such supplemental indenture. (Section 11.02).

The Effect of Our Corporate Structure on Our Payment of the Debt Securities

The debt securities are the obligations of Nucor exclusively. Because our operations are currently conducted in significant part through subsidiaries, the cash flow and our consequent ability to service our debt, including the debt securities, are dependent, in part, upon the earnings of our subsidiaries and the distribution of those earnings to us or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities. They have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make any funds available for our payment of any amounts due on the debt securities, whether by dividends, loans or other payments. In addition, our subsidiaries’ payments of dividends and making of loans and advances to us may be subject to statutory or contractual restrictions and are contingent upon the earnings of those subsidiaries and various business considerations.

The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of our subsidiaries. Any right of ours to receive assets of any of our subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the debt securities to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinated to any security interests in the subsidiary’s assets and any of the subsidiary’s indebtedness senior to that which we hold.

No Restriction on Sale or Issuance of Stock of Subsidiaries

The Indenture contains no covenant that we will not sell, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of our subsidiaries. It also does not prohibit any subsidiary of Nucor from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, such subsidiary’s voting stock.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

No recourse for the payment of the principal of, or premium, if any, or interest, if any, on, any debt securities issued under the Indenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the Indenture or in a supplemental indenture or in any debt securities issued under the Indenture, or because of the creation of any indebtedness represented thereby, will be had against any of our incorporators, stockholders, officers, directors or employees or of any successor person thereof. Each holder, by accepting debt securities issued under the Indenture, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective to waive liabilities under the federal securities laws. (Section 14.01).

Reports to Holders and SEC Reports

We will, so long as any debt securities of any series are outstanding, file with the trustee and the SEC, and transmit to holders of debt securities, the information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended, at the times and in the manner provided in that Act; provided, that any such information, documents or other reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act will be filed with the trustee within thirty (30) days after the information, documents or other reports are required to be filed with the SEC. All such required information, documents and other reports will be deemed filed with the trustee and transmitted to holders of debt securities at the time such information, documents or other reports are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system); provided, however, that the trustee will have no responsibility to determine whether or not such filing has taken place. (Section 6.04).

Regarding the Trustee

U.S. Bank Trust Company, National Association is the trustee under the Indenture. Notice to the trustee should be directed to:

U.S. Bank Trust Company, National Association

214 North Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Attention: Global Corporate Trust Services

DESCRIPTION OF OUR COMMON STOCK

The following description of certain terms of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), our Bylaws, as amended and restated (the “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). We encourage you to review complete copies of the Restated Certificate of Incorporation and the Bylaws, which we have previously filed with the SEC. See “Where You Can Find More Information.”

General

The Restated Certificate of Incorporation authorizes us to issue 800,000,000 shares of common stock, par value $0.40 per share. As of July 1, 2023, 248,722,494 shares of our common stock were issued and outstanding (not including treasury shares).

The holders of our common stock are entitled to have dividends declared in cash, property or shares of our common stock out of any of our net profits or net assets legally available therefor as and when declared by our board of directors. This dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after the satisfaction of creditors and the payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to all matters submitted to a vote of stockholders, except for the election of any directors with respect to which stockholders have cumulative voting rights.

The issued and outstanding shares of our common stock are, and any shares of common stock offered by this prospectus and the applicable prospectus supplement upon issuance and payment therefor will be, fully paid and non-assessable. Holders of our common stock do not have any preemptive or conversion rights, and we may not make further calls or assessments on our common stock. There are no redemption or sinking fund provisions applicable to our common stock.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “NUE.”

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Anti-Takeover Effects of Delaware Law, the Restated Certificate of Incorporation and the Bylaws

Certain provisions of the DGCL, the Restated Certificate of Incorporation and the Bylaws may have the effect of delaying, deferring or preventing another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•

before the stockholder became an interested stockholder, the board of directors of the corporation approved either the transaction that would result in a business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

•

at or after the time the stockholder became an interested stockholder, the business combination is both approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an interested stockholder’s percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt by the interested stockholder of various financial benefits provided by or through the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such stockholder is an interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The application of the statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

The Restated Certificate of Incorporation and the Bylaws

The Restated Certificate of Incorporation and the Bylaws contain the following provisions that could have the effect of delaying, deferring or preventing a change in control of the Company:

•

Fixing and Changing Number of Directors. The Bylaws allow our board of directors to fix the number of directors within a specified range, preventing a potential acquirer from increasing the size of the board and nominating its slate of candidates to fill the newly created directorships.

•

Removal of Directors. Under the Restated Certificate of Incorporation, our stockholders are prohibited from calling a special meeting of stockholders or acting by written consent in lieu of a meeting to remove directors without cause. Thus, a potential acquirer would not be able to remove existing directors except at an annual meeting of stockholders.

•

Enhanced Voting Requirements for Transactions with Interested Parties. The Restated Certificate of Incorporation contains enhanced voting requirements for certain business combinations and transactions involving interested parties. Any transaction with a stockholder owning greater than 10% of our voting stock that involves the merger of Nucor or any subsidiary of Nucor with such stockholder, the sale of greater than 10% of the assets of Nucor or any subsidiary of Nucor to such stockholder, or the transfer or sale of greater than 10% of our voting stock to such stockholder must be approved by the holders of four-fifths (4/5) of the shares of our voting stock then outstanding.

•

Amendment to the Restated Certificate of Incorporation. The Restated Certificate of Incorporation requires approval by the holders of four-fifths (4/5) of the shares of our voting stock then outstanding to amend certain provisions of the Restated Certificate of Incorporation.

•	Amendment to the Bylaws. The Bylaws require the approval of 70% of each class of voting stock then outstanding for stockholders to amend, alter or repeal the Bylaws.

•	Advance Notification. The Bylaws contain advance notice requirements for stockholder proposals and director nominations.

•

Proxy Access. The Bylaws allow a stockholder, or group of up to 20 stockholders, owning at least 3% of our outstanding stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, a number of director nominees equal to the greater of (i) two nominees or (ii) 20% of our board of directors, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

•

Issuance of Preferred Stock. The Restated Certificate of Incorporation gives our board of directors the authority to issue, without stockholder approval, preferred stock with designations and rights that the board may determine.

Limitations of Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The Restated Certificate of Incorporation provides that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for unlawful payment of dividends or purchase or redemption of shares; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. Neither the Restated Certificate of Incorporation nor the Bylaws contain such a provision.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. We maintain directors’ and officers’ liability insurance for our directors and officers.

DESCRIPTION OF OUR PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in the Restated Certificate of Incorporation, a Certificate of Amendment to the Restated Certificate of Incorporation or any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

The Restated Certificate of Incorporation authorizes us to issue 250,000 shares of preferred stock, par value $4.00 per share, 200,000 shares of which have been designated as Series A Preferred Stock. We may amend the Restated Certificate of Incorporation from time to time to increase the number of authorized shares of preferred stock. Such an amendment would require the approval of the holders of the voting capital stock entitled to vote on such an amendment in accordance with the terms of the Restated Certificate of Incorporation. As of July 1, 2023, there were no shares of preferred stock issued and outstanding.

Our board of directors is authorized to designate the following with respect to each new series of preferred stock:

•	the title and stated value of the series;

•	the number of shares in each series;

•	the dividend rates and dates of payment and whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	voluntary and involuntary liquidation preferences and the liquidation price and liquidation premium, if any, applicable to the series;

•	redemption prices, if redeemable, and the terms and conditions of such redemption;

•	the rights, if any, and the terms and conditions on which shares can be converted into shares of any other series or class;

•	the voting rights, if any; and

•	any other applicable terms.

The preferred stock, when issued in exchange for full consideration, will be fully paid and non-assessable. We will pay dividends and make distributions in the event of our liquidation, dissolution or winding up first to holders of our preferred stock and then to holders of our common stock.

Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it could have the effect of delaying, deferring or preventing a change in control of the Company.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time:

•	to or through one or more underwriters or dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of these methods.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	the use of the net proceeds;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, we will enter into an underwriting agreement with the underwriters at the time of the sale of the securities and the securities will be acquired by the underwriters for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the applicable prospectus supplement in the secondary market, but they are not obligated to do so. No assurance can be given that a secondary market for the securities will develop or that adequate liquidity will exist in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities, but they are not required to do so.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of any other securities the price of which may be used to determine payments on the securities. Specifically, the underwriters may over-allot in connection with an offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and they may suspend or terminate any of these activities at any time.

Underwriters named in an applicable prospectus supplement are, and dealers and agents named in an applicable prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make. Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

If indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers from some institutions to purchase our securities at the public offering price given in that supplement under “Delayed Delivery Contracts” providing for payment and delivery on the date or dates stated in such supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under the contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. The Delayed Delivery Contracts will be subject only to those conditions set forth in the applicable prospectus supplement or any related free writing prospectus, and the applicable prospectus supplement or any related free writing prospectus will set forth any commissions we pay for solicitation of such contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and the remarketing firms and their respective affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries and affiliates in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list any series of debt securities on a securities exchange. Any common stock sold pursuant to this prospectus and the applicable prospectus supplement will be listed on the New York Stock Exchange.

In addition, we may sell any securities covered by this prospectus in private transactions rather than pursuant to this prospectus.

Until May 28, 2024, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Beginning May 28, 2024, pursuant to the recent amendments to Rule 15c6-1, trades in the secondary market will generally be required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Until May 28, 2024, the applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Beginning May 28, 2024, the applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities.

LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon for us by Moore & Van Allen PLLC, Charlotte, North Carolina. Some attorneys with Moore & Van Allen PLLC own shares of our common stock.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of California Steel Industries, Inc. and C.H.I. Overhead Doors, LLC because they were acquired by the Company in purchase business combinations during 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Any statement made by us in this prospectus concerning a contract, agreement or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement and the documents that we reference below under the heading “Information Incorporated by Reference” for a more complete understanding of the contract, agreement or other document. Each such statement is qualified in all respects by reference to the contract, agreement or other document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file through the SEC’s website at www.sec.gov. Our SEC filings are also available on our website at www.nucor.com. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this prospectus or any applicable prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC and all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 001-04119) prior to the termination of the offering of the securities described in this prospectus (other than, in each case, any portion of these documents deemed to have been “furnished” and not “filed” with the SEC, including any exhibits related thereto):

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2023 and July 1, 2023;

•	our Current Reports on Form 8-K filed on May 12, 2023 and August 8, 2023; and

•

the description of our common stock contained in Exhibit 4 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus or any applicable prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference into that document. Such requests should be directed to the attention of our Corporate Secretary at the following address and telephone number:

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Telephone: (704) 366-7000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following statement sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities registered under this registration statement:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*   Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 and will be paid at the time of any particular offering of securities under this registration statement and is, therefore, not estimable at this time.

**   These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and are, therefore, not estimable at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the registrant’s Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware (the “DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is subject to, and is qualified in its entirety by reference to, the registrant’s Restated Certificate of Incorporation and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. The registrant’s Restated Certificate of Incorporation provides that the registrant will indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for unlawful payment of dividends or purchase or redemption of shares; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. Neither the registrant’s Restated Certificate of Incorporation nor its Bylaws contain such a provision.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this registration statement will contain provisions regarding indemnification of the registrant’s directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Nucor Corporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed September 14, 2010 (File No. 001-04119)).

4.2	Bylaws of Nucor Corporation, as amended and restated February 22, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 24, 2021 (File No. 001-04119)).

4.3	Indenture, dated as of August 19, 2014, between Nucor Corporation and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed August 20, 2014 (File No. 333-198263)).

4.4*	Form of Debt Securities.

5.1**	Opinion of Moore & Van Allen PLLC.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature pages to this registration statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, with respect to the Debt Securities.

107.1**	Calculation of Filing Fee Tables.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 23rd day of August, 2023.

NUCOR CORPORATION

By:	/s/ Stephen D. Laxton
Stephen D. Laxton
Chief Financial Officer, Treasurer and Executive Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above-named registrant, by his or her execution hereof, hereby constitutes and appoints Leon J. Topalian, Stephen D. Laxton, A. Rae Eagle, Michael D. Keller and Gregory J. Murphy, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute any and all amendments (including post-effective amendments) to such registration statement and any related registration statement (or amendment thereto) pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, or their substitutes, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 23rd day of August, 2023:

Signature	Title

/s/ Leon J. Topalian Leon J. Topalian	Chair, President and Chief Executive Officer (Principal Executive Officer)

/s/ Stephen D. Laxton Stephen D. Laxton	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer)

/s/ Michael D. Keller Michael D. Keller	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Norma B. Clayton Norma B. Clayton	Director

/s/ Patrick J. Dempsey Patrick J. Dempsey	Director

/s/ Christopher J. Kearney Christopher J. Kearney	Lead Director

/s/ Laurette T. Koellner Laurette T. Koellner	Director

/s/ Michael W. Lamach Michael W. Lamach	Director

/s/ Joseph D. Rupp Joseph D. Rupp	Director

/s/ Nadja Y. West Nadja Y. West	Director